UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2021

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

Effective April 8, 2021, AMMO, Inc. (the “Company”) dismissed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm. The decision to change accountants was approved by the Company’s Audit Committee and Board of Directors.

Marcum’s report on the Company’s financial statements for the fiscal year ended March 31, 2020 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles except for an explanatory paragraph in the report regarding substantial doubt about the Company’s ability to continue as a going concern.

As of the date of the dismissal, Marcum did not complete its audit of the Company’s consolidated financial statements for the fiscal year ended March 31, 2021. Since Marcum’s appointment on April 22, 2020, and through the date of the dismissal, there were (i) no disagreements with Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that, which disagreements if not resolved to their satisfaction would have caused Marcum to make reference to the subject matter of the disagreements in connection with its reports on the Company’s consolidated financial statements for such periods, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K , other than as noted above regarding the Company’s ability to continue as a going concern and except for the material weaknesses identified related to (i) a lack of segregation of duties; (ii) ineffective corporative governance controls; (iii) controls that may not be adequately designed or operating effectively; and (iv) ineffective or delayed communication of certain contracts entered into in the ordinary course of business, whether written or oral.

The Company provided Marcum with a copy of the disclosures it is making in this Current Report on Form 8-K and requested that Marcum furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of Marcum’s letter dated April 13, 2021, is filed as Exhibit 16.1 hereto.

(b)	Engagement of New Independent Registered Public Accounting Firm.

Effective April 8, 2021, the Company engaged Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s new independent registered public accounting firm. The decision to change accountants was approved by the Company’s Audit Committee and Board of Directors.

During the two most recent fiscal years ended March 31, 2021 and March 31, 2020 and during the subsequent interim period from April 1, 2021 through April 8, 2021, neither the Company nor anyone on its behalf consulted PKF regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that PKF concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and 304(a)(1)(v), respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
16.1*	Letter from Marcum LLP, dated April 13, 2021.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: April 14, 2021	By:	/s/ Fred W. Wagenhals
Fred W. Wagenhals
Chief Executive Officer